Exhibit 24.1
POWERS OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Earl. O Bradley, III and Patrick C. Greenwell, as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Application for Conversion on Form AC by First Federal Savings Bank, and the Registration Statement on Form S-1 by First Advantage Bancorp and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitute may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Application for Conversion on Form AC and the Registration Statement on Form S-1 have been duly signed by the following persons in the capacities and on the dates indicated.

NAME	DATE

/s/ Earl O. Bradley, III Earl O. Bradley, III Chief Executive Officer and Director (principal executive officer) First Advantage Bancorp	July 10, 2007

Chief Executive Officer and Director (principal executive officer) First Federal Savings Bank

/s/ Patrick C. Greenwell Patrick C. Greenwell Chief Financial Officer and Corporate Secretary (principal accounting and financial officer) First Advantage Bancorp	July 10, 2007

Chief Financial Officer and Corporate Secretary (principal accounting and financial officer) First Federal Savings Bank

NAME	DATE

/s/ John T. Halliburton John T. Halliburton President and Director First Advantage Bancorp	July 10, 2007

President and Director First Federal Savings Bank

/s/ William G. Beach William G. Beach Director First Advantage Bancorp	July 10, 2007

Director First Federal Savings Bank

/s/ Dr. Vernon M. Carrigan Dr. Vernon M. Carrigan Director First Advantage Bancorp	July 10, 2007

Director First Federal Savings Bank

/s/ Robert E. Durrett, III Robert E. Durrett, III Director First Advantage Bancorp	July 10, 2007

Director First Federal Savings Bank

/s/ William Lawson Mabry William Lawson Mabry Director First Advantage Bancorp	July 10, 2007

Director First Federal Savings Bank

NAME	DATE

/s/ William H. Orgain William H. Orgain Director First Advantage Bancorp	July 10, 2007

Director First Federal Savings Bank

/s/ Michael E. Wallace Michael E. Wallace Director First Advantage Bancorp	July 10, 2007

Director First Federal Savings Bank

/s/ David L. Watson David L. Watson Director First Advantage Bancorp	July 10, 2007

Director First Federal Savings Bank